Exhibit 99

News Release

Contact
Bev Fleming, Investor Relations	or	John O’Connell, Public Relations
(312) 444-7811		(312) 444-2388

http://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS SECOND QUARTER 2008 EARNINGS

OF $.96 PER SHARE, UP 4% FROM THE PRIOR YEAR.

Strong Results Moderated by Lease Related Charges

(Chicago, July 16, 2008) Northern Trust Corporation today reported second quarter net income per common share of $.96 compared with $.92 reported in the second quarter of 2007. Net income was $215.6 million compared with $206.9 million in the second quarter of last year. The current quarter’s results include accounting charges of $87.3 million, or $.39 per common share, associated with previously disclosed lease transactions.

Frederick H. Waddell, President and Chief Executive Officer, commented, “Northern Trust reported very strong core results in the second quarter — including 24% revenue growth — against the continued backdrop of challenging market conditions. Our revenue growth was driven by trust, investment and other servicing fees; foreign exchange trading income; and net interest income. We achieved strong positive operating leverage in the second quarter with revenue growth of 24% compared to a 16% growth in expenses. Reported results were moderated by non-cash accounting charges associated with the tax treatment of certain lease transactions. Northern Trust’s success in this difficult market environment reflects our longstanding client-focused business strategy, position of capital strength, and conservative management philosophy. ”

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SECOND QUARTER PERFORMANCE HIGHLIGHTS

Northern Trust’s second quarter consolidated revenues reached $1.09 billion, up 24% from last year’s second quarter. Trust, investment and other servicing fees increased 21% from last year to $645.1 million and represented 59% of second quarter revenues. Total fee-related income increased 26% to $845.3 million and represented 77% of revenues.

As previously disclosed, the IRS has challenged the Corporation’s tax position with respect to certain structured leasing transactions and proposed to disallow certain tax deductions and assess related interest and penalties. After evaluating recent court cases involving other taxpayers that were decided in favor of the IRS, Northern Trust revised its assumptions regarding the timing of income tax cash flows related to its disputed lease transactions with the IRS and increased its tax reserves for this matter. FASB Staff Position No. FAS 13-2, “Accounting for a Change or Projected Change in the Timing of Cash Flows Relating to Income Taxes Generated by a Leveraged Lease Transaction” (FSP 13-2) requires a reallocation of lease income from the inception of the leveraged lease if, during the lease term, the expected timing of income tax cash flows are revised. As a result of the reallocation of lease income under the revised assumptions, Northern Trust recorded a $29.4 million charge against interest income in the current quarter. In addition, the provision for income taxes was increased by $57.9 million for interest and penalties, net of tax benefits related to the interest adjustment. The continuing impact of leasing related revisions is expected to reduce net interest income by approximately $6 million and increase the provision for income taxes by approximately $9 million for the remainder of 2008. The reductions of interest income will be recognized into income over the remaining terms of the affected leveraged leases.

Trust, investment and other servicing fees from Corporate & Institutional Services (C&IS) increased 32% from the year-ago quarter to $409.2 million, primarily reflecting strong securities lending fees and new business, partially offset by lower market valuations. The largest component of C&IS fees is custody and fund administration fees, which increased 17% to $172.4 million. Securities lending fees totaled a record $149.9 million, up 104% compared with the second quarter last year, primarily reflecting improved spreads on the investment of cash collateral and an approximate $25 million partial recovery of prior period unrealized losses in one

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SECOND QUARTER PERFORMANCE HIGHLIGHTS (continued)

mark-to-market investment fund used in our securities lending activities. Fees from asset management in the quarter totaled $71.8 million, up 1%, which compares favorably with the decline experienced in the equity markets. Trust, investment and other servicing fees from Personal Financial Services (PFS) in the quarter increased 5% and totaled $235.9 million compared with $223.7 million a year ago. The increase in PFS fees resulted primarily from strong new business, partially offset by lower market valuations. Revenue growth continued to be broad-based, with all regions and the Wealth Management Group reporting year-over-year increases in fees.

C&IS assets under custody totaled $3.6 trillion, down 1% from a year ago, and included $2.0 trillion of global custody assets, a 5% increase compared with a year ago. C&IS assets under management totaled $608.6 billion, a 2% decrease from the prior year. PFS assets under custody totaled $325.9 billion, a 2% increase from $319.2 billion in the prior year quarter. PFS assets under management totaled $142.8 billion, a 1% decrease from $144.4 billion last year. The above are in comparison to the twelve month decline in the S&P 500 index of approximately 15% and in the EAFE index (USD) of approximately 13%.

Foreign exchange trading income reached a record $126.6 million, up 56% or $45.6 million from the performance in last year’s second quarter. The results reflect continued strong client volumes and higher currency volatility.

Revenues from security commissions and trading income equaled $20.4 million, up 36% from the prior year, driven by increased revenue from brokerage, interest rate protection products, and transition management services. Other operating income equaled $34.8 million, an increase of 23% compared with $28.3 million in the same period last year. The current quarter results include $2.8 million of valuation gains recorded on certain credit default swap contracts with outside counterparties used to mitigate credit risk associated with specific commercial credits, a gain on the redemption of an equity investment, and higher custody-related deposit revenue.

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SECOND QUARTER PERFORMANCE HIGHLIGHTS (continued)

Net interest income for the quarter, stated on a fully taxable equivalent basis, totaled $248.8 million, up 19% from $209.0 million reported in the prior year quarter. The current quarter includes the $29.4 million reduction from the leasing related adjustment. Absent this adjustment, net interest income for the current quarter would have increased 33% from the prior year quarter, reflecting higher levels of average earning assets. Average earning assets of $62.9 billion were 19% higher than a year ago, driven by growth in short term money market assets and loans. The net interest margin equaled 1.59%, unchanged from the prior year quarter. The net interest margin absent the leasing related adjustment would have been 1.78%, reflecting a widening of the spread between interest rates on short term investments and on overnight funding sources, including the impact of Federal Reserve Bank rate reductions.

The reserve for credit losses at June 30, 2008 of $183.1 million increased $5.3 million from the March 31, 2008 balance. The provision for credit losses was $10.0 million in the current quarter and net charge-offs totaled $4.7 million. The current quarter provision primarily reflects loan growth and the continued weakness in the broader economic environment. A $4.0 million provision was recorded in the prior year second quarter and net charge-offs totaled $2.3 million. Nonperforming loans totaled $30.1 million at June 30, 2008, compared with $27.7 million at March 31, 2008 and $26.8 million at June 30, 2007. The reserve for credit losses of $183.1 million included $10.6 million allocated to loan commitments and other off-balance sheet exposures. The remaining $172.5 million reserve assigned to loans and leases at June 30, 2008 represented a reserve to loan and lease ratio of .60%, compared with .62% at March 31, 2008 and .58% a year ago. Nonperforming loans of $30.1 million at quarter-end represented .10% of total loans and leases and were covered 5.7 times by the assigned reserve.

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SECOND QUARTER PERFORMANCE HIGHLIGHTS (continued)

Noninterest expenses totaled $643.3 million for the quarter, up 16% from $555.3 million in the year-ago quarter.

Compensation and employee benefit expenses totaled $368.7 million, up $58.6 million or 19% compared with the prior year quarter. The current quarter increase was driven by higher staff levels, higher performance-based compensation, annual salary increases, and higher employment taxes and health-care costs. Staff on a full-time equivalent basis at June 30, 2008 totaled 11,797, up 15% from a year ago.

The expenses associated with outside services totaled $106.2 million, up $12.5 million or 13% from $93.7 million last year. The current quarter increase primarily reflects higher expenses for technical and consulting services.

The remaining expense categories totaled $168.4 million, an increase of $16.9 million or 11% from the prior year quarter. The increase is primarily the result of significantly higher charges from account servicing activities, higher business promotion expenses, and a valuation adjustment of the liability established in this year’s first quarter in connection with the previously disclosed capital support agreements with eight Northern Trust investment vehicles. An additional charge of $1.2 million was recorded in the current quarter to bring the Corporation’s contingent liability under the agreements to the June 30, 2008 estimated fair value of $9.9 million. As of June 30, 2008, no capital contributions have been made under the agreements. On July 15, 2008, the Corporation extended the termination dates of the capital support agreements through February 28, 2009 with all other significant terms, including the maximum contribution limits, remaining unchanged.

The provision for income taxes of $212.5 million includes the $57.9 million increase resulting from the leasing related adjustments and represents an effective tax rate of 49.6%. In the prior year quarter, the provision for income taxes was $102.8 million and the effective tax rate was 33.2%. The effective tax rate for the current quarter, excluding the impact of the leasing adjustments, was 33.8%.

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SIX-MONTH PERFORMANCE HIGHLIGHTS

Net income per common share of $2.67 for the six months ended June 30, 2008 was 52% higher than the $1.76 reported in 2007. Net income was $600.8 million compared with $393.6 million earned in the prior year period and resulted in a return on average common equity of 25.45% and a return on average assets of 1.73%. The first quarter of 2008 included an after-tax benefit totaling $153.5 million ($.68 per share) realized in connection with the March 2008 initial public offering of Visa Inc. (Visa) common stock. The benefit reflects a pre-tax gain of $167.9 million on the partial redemption of Northern Trust’s Visa shares in the initial public offering and a $76.1 million offset to previously established Visa indemnification accruals and related charges.

($ In Millions Except Per Share Data)	Six Months Ended June 30, 2008		Six Months Ended June 30, 2007
	Amount	Per Share	Amount	Per Share
Reported Earnings	$600.8	$2.67	$393.6	$1.76
Visa Initial Public Offering (net of $90.5 tax effect)	153.5	.68	—	—
Operating Earnings	$447.3	$1.99	$393.6	$1.76

Northern Trust is providing operating earnings in addition to its reported results prepared in accordance with generally accepted accounting principles in order to provide investors and others with a clearer indication of the results and trends in Northern Trust’s core businesses.

Absent the first quarter Visa transaction, operating earnings per share for the six months ended June 30, 2008 totaled $1.99, an increase of 13% from $1.76 reported last year. Operating earnings were up 14% to $447.3 million compared with $393.6 million last year. The current period’s results were negatively impacted by the leasing related adjustments totaling $87.3 million ($.39 per common share).

Revenues exclusive of the first quarter Visa transaction totaled $2.07 billion, up 21% from $1.71 billion last year. Trust, investment and other servicing fees were $1.17 billion for the period, up 15% compared with $1.02 billion last year. Trust, investment and other servicing fees represented 57% of revenues adjusted to exclude Visa, and total fee-related income represented 75% of total revenues on an adjusted basis.

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SIX-MONTH PERFORMANCE HIGHLIGHTS (continued)

Trust, investment and other servicing fees from C&IS increased 21% to $707.6 million from $583.2 million a year ago, primarily reflecting strong new business, partially offset by lower market valuations. Custody and fund administration fees increased 20% to $347.1 million, reflecting strong growth in global fees. Securities lending fees totaled $181.8 million compared with $119.0 million last year, while fees from asset management grew 2% to $146.4 million. Securities lending fees increased primarily due to improved spreads on the investment of cash collateral, partially offset by net unrealized asset valuation losses in one mark-to-market investment fund used in our securities lending activities.

Trust, investment and other servicing fees from PFS increased 6% and totaled $464.3 million compared with $438.4 million a year ago. The increase resulted primarily from strong new business, offset in part by lower equity markets. Revenue growth continued to be broad-based, with all regions and the Wealth Management Group reporting year-over-year increases in fees.

Foreign exchange trading income increased 62% and totaled $239.8 million in the period compared with $148.2 million last year. The increase reflects strong client volumes year-to-date as well as higher currency volatility. Revenues from security commissions and trading income were $38.2 million compared with $29.0 million in the prior year. Other operating income was $66.6 million for the period, compared with $51.3 million last year. The current period results include $7.6 million of valuation gains recorded on certain credit default swap contracts with outside counterparties used to mitigate credit risk associated with specific commercial credits, a gain on the redemption of an equity investment, and higher custody-related deposit revenue.

Net interest income, stated on a fully taxable equivalent basis, totaled $514.9 million, an increase of 22% from $423.4 million reported in the prior year period. The current period includes the leasing related adjustment that reduced net interest income by $29.4 million. The current period increase reflects higher levels of average earning assets, and an increase in the net interest margin. Total average earning assets of $61.3 billion were 18% higher than a year ago. The net interest margin of 1.69% was up from 1.65% in the prior period. Excluding the impact of the second quarter 2008 leasing adjustment, the net interest margin would have

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SIX-MONTH PERFORMANCE HIGHLIGHTS (continued)

been 1.79%, reflecting a widening of the spread between interest rates on short term investments and on overnight funding sources, including the impact of Federal Reserve Bank rate reductions.

The provision for credit losses was $30.0 million for the first six months compared with $4.0 million in 2007. The current period provision primarily reflects loan growth and weakness in the broader economic environment. Net charge-offs totaled $7.1 million in 2008 and $4.5 million in 2007.

Noninterest expenses totaled $1.18 billion for the period, up 9% from $1.08 billion a year-ago. Absent the first quarter Visa transaction, noninterest expenses totaled $1.25 billion, up 16% from the prior year period. Compensation and employee benefit expenses of $712.2 million represented 57% of total adjusted operating expenses. The current period expense increase reflects the impact of higher staff levels, higher performance-based compensation, annual salary increases, and higher employment taxes and health care costs.

Expenses associated with outside services totaled $200.1 million, up $22.3 million or 13% from last year, reflecting higher expenses for technical and consulting services and volume-driven growth in global subcustody and investment manager sub-advisor expenses.

The remaining expense categories, exclusive of the first quarter Visa reserve reduction, totaled $342.4 million, up 17% from $292.0 million in 2007. The increase reflects significantly higher charges related to account servicing activities, higher business promotion and advertising expenses, the valuation adjustment of the liability established in connection with the previously disclosed capital support agreements, increased hiring and employee relocation costs, and increases in computer software expense.

Total income tax expense was $405.4 million for the six months ended June 30, 2008, representing an effective rate of 40.3%. This compares with $198.4 million in income tax expense and an effective rate of 33.5% for 2007. The effective tax rate for the six months ended June 30, 2008, excluding the impact of the leasing adjustments, was 33.6%.

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SECOND QUARTER PERFORMANCE VS. FIRST QUARTER

Net income per common share of $.96 for the second quarter decreased from $1.71 per share reported in the first quarter of 2008. Net income decreased to $215.6 million from $385.2 million reported in the first quarter. Net income per common share of $.96 for the second quarter decreased 7% from operating earnings per common share of $1.03 in the first quarter, which excludes the effect of the Visa related transaction. Net income totaled $215.6 million in the second quarter, a decrease of $16.1 million or 7% compared with operating earnings of $231.7 million in the first quarter. The current quarter’s results were negatively impacted by the leasing related adjustments.

	Three Months Ended June 30, 2008		Three Months Ended March 31, 2008
($ In Millions Except Per Share Data)	Amount	Per Share	Amount	Per Share
Reported Earnings	$215.6	$.96	$385.2	$1.71
Visa Initial Public Offering (net of $90.5 tax effect)	—	—	153.5	.68
Operating Earnings	$215.6	$.96	$231.7	$1.03

Northern Trust is providing operating earnings in addition to its reported results prepared in accordance with generally accepted accounting principles in order to provide investors and others with a clearer indication of the results and trends in Northern Trust’s core businesses.

Consolidated revenues increased 12% or $116.0 million to $1.09 billion after excluding the first quarter Visa related items. Trust, investment and other servicing fees increased $118.3 million or 22% in the quarter, with C&IS fees increasing $110.8 million or 37% and PFS fees increasing $7.5 million or 3%. C&IS fees increased due to higher securities lending fees. Securities lending fees totaled $149.9 million in the current quarter and included an approximate $25 million partial recovery of prior period unrealized asset valuation losses recorded in one mark-to-market investment fund used in our securities lending activities. First quarter securities lending fees totaled $31.9 million and included approximately $98 million of unrealized asset valuation losses recorded in the mark-to-market investment fund. The increase in PFS fees primarily reflects new business. Net interest income decreased $17.3 million or 7% in the second quarter, primarily due to the $29.4 million leasing adjustment. Absent this adjustment, net interest income would have increased $12.1 million or 5%, primarily reflecting higher levels of average earning assets. Foreign exchange trading income increased $13.4 million or 12%.

The provision for credit losses totaled $10.0 million in the current quarter, compared with $20.0 million in the first quarter of 2008.

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SECOND QUARTER PERFORMANCE VS. FIRST QUARTER (continued)

Noninterest expense totaled $643.3 million in the second quarter, an increase of $108.0 million or 20% from the first quarter. Excluding the impact of the Visa related adjustment in the first quarter, expenses increased $31.9 million or 5%.

Compensation and employee benefits increased $25.2 million, primarily the result of higher performance-based compensation, annual salary increases, increased staff levels and higher retirement related and employment tax expense, partially offset by lower expenses associated with stock options. Northern Trust’s primary grant of stock options occurs in the first fiscal quarter. Consequently, the first quarter expense for stock options is typically higher due to the requirement to expense on the date of grant the entire value of options granted to retirement-eligible employees. The first quarter expense for stock options included $4.4 million attributable to this immediate expensing requirement.

Outside services totaled $106.2 million compared with $93.9 million in the first quarter, reflecting higher expenses for global subcustody and other depository related services, consulting and other technical expenses.

Other noninterest expense categories for the current quarter totaled $168.4 million, compared with prior quarter expenses, excluding the Visa related adjustment, of $174.0 million. The lower expense level in the current quarter is attributable to the first quarter expenses related to the sponsorship of the Northern Trust Open golf tournament and the first quarter charge related to the capital support agreements, partially offset by higher current quarter expenses associated with asset servicing activities.

The provision for income taxes was $212.5 million in the current quarter resulting in an effective tax rate of 49.6%. This compares with a provision of $192.9 million in the first quarter and an effective tax rate of 33.4%. The effective tax rate for the current quarter, excluding the impact of the leasing adjustments, was 33.8%.

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BALANCE SHEET

Assets averaged $71.3 billion for the quarter, up 20% from last year’s second quarter average of $59.2 billion. The securities portfolio averaged $11.8 billion, down 10% from last year, primarily reflecting a decrease in the average balance of government sponsored agency securities partially offset by higher levels of asset-backed securities. Loans and leases averaged $26.9 billion, up 19%. Money market assets averaged $24.2 billion for the quarter, an increase of 41% from the prior year. The increase in earning assets was primarily funded by growth in non-U.S. office deposits.

Residential mortgages averaged $9.5 billion in the quarter, up 8% from the prior year’s second quarter, and represented 35% of the total average loan and lease portfolio. Commercial loans averaged $6.8 billion, up 39% from $4.9 billion last year, while personal loans averaged $4.1 billion, up 31% from last year’s second quarter. Loans outside the U.S. decreased $61.1 million on average from the prior year quarter to $1.8 billion.

Stockholders’ equity averaged $4.9 billion, up 19% from last year’s second quarter. The increase primarily reflects the retention of earnings, offset in part by the repurchase of common stock pursuant to the Corporation’s share buyback program. During the second quarter of 2008, the Corporation repurchased 39,782 shares at a cost of $2.9 million ($73.57 average price per share). An additional 7.7 million shares are authorized for repurchase after June 30, 2008 under the current share buyback program.

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FORWARD-LOOKING STATEMENTS

This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust’s financial goals, dividend policy, expansion and business development plans, anticipated expense levels and projected profit improvements, business prospects and positioning with respect to market, demographic and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes in securities market prices, credit quality including reserve levels, planned capital expenditures and technology spending, anticipated tax benefits and expenses, and the effects of any extraordinary events and various other matters (including developments with respect to litigation, other contingent liabilities and obligations, and regulation involving Northern Trust and changes in accounting policies, standards and interpretations) on Northern Trust’s business and results. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2007 Financial Annual Report to Shareholders, including the section of Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission, including the section captioned “Risk Factors,” contain additional information about factors that could affect actual results, including: economic, market, and monetary policy risks; operational risks; investment performance, fiduciary, and asset servicing risks; credit risks; liquidity risks; holding company risks; regulation risks; litigation risks; tax and accounting risks; strategic and competitive risks; and reputation risks. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

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WEBCAST OF SECOND QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s second quarter earnings conference call will be webcast live on July 16, 2008. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer’s comments. The live call will be conducted at 11:00 a.m. CDT and is accessible on Northern Trust’s web site at:

http://www.northerntrust.com/financialreleases

The only authorized rebroadcasts of the live call will be available on Northern Trust’s web site from 2:00 p.m. CDT on July 16, 2008 through 5:00 p.m. CDT on July 23, 2008. Participants will need Windows Mediatm software, which can be downloaded free through Northern’s web site. This earnings release can also be accessed at the above web address.

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NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA

($ In Millions Except Per Share Data)

	SECOND QUARTER
	2008	2007	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$645.1	$532.7	21%
Foreign Exchange Trading Income	126.6	81.0	56
Treasury Management Fees	18.4	16.4	12
Security Commissions & Trading Income	20.4	15.0	36
Other Operating Income	34.8	28.3	23
Investment Security Gains, net	—	—	—

Total Noninterest Income	845.3	673.4	26
Interest Income (Taxable Equivalent)	601.6	691.5	(13)
Interest Expense	352.8	482.5	(27)

Net Interest Income (Taxable Equivalent)	248.8	209.0	19
Total Revenue (Taxable Equivalent)	1,094.1	882.4	24
Noninterest Expenses
Compensation	306.0	251.4	22
Employee Benefits	62.7	58.7	7
Outside Services	106.2	93.7	13
Equipment and Software Expense	56.9	55.6	2
Occupancy Expense	39.7	42.1	(6)
Other Operating Expenses	71.8	53.8	34

Total Noninterest Expenses	643.3	555.3	16
Provision for Credit Losses	10.0	4.0	150
Taxable Equivalent Adjustment	12.7	13.4	(6)

Income before Income Taxes	428.1	309.7	38
Provision for Income Taxes	212.5	102.8	107

NET INCOME	$215.6	$206.9	4%

Per Common Share
Net Income
Basic	$0.98	$0.94	4%
Diluted	0.96	0.92	4
Return on Average Common Equity	17.75%	20.23%
Average Common Equity	$4,886.9	$4,102.0	19%
Return on Average Assets	1.22%	1.40%
Common Dividend Declared per Share	$0.28	$0.25	12%
Average Common Shares Outstanding (000s)
Basic	220,604	219,633
Diluted	225,281	224,187
Common Shares Outstanding (EOP)	221,047	220,093

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(N/M)	Percentage change is either not meaningful or not applicable.

Certain custody related deposit and overdraft amounts, previously included within other operating income, are now included within net interest income in order to better align the classifications of these income and expense amounts with the related balance sheet presentation. Prior period amounts have been reclassified to place them on a comparable basis.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA

($ In Millions Except Per Share Data)

	SIX MONTHS
	2008	2007	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,171.9	$1,021.6	15%
Foreign Exchange Trading Income	239.8	148.2	62
Treasury Management Fees	35.8	32.6	10
Security Commissions & Trading Income	38.2	29.0	32
Gain on Visa Share Redemption	167.9	—	N/M
Other Operating Income	66.6	51.3	30
Investment Security Gains, net	5.0	0.1	N/M

Total Noninterest Income	1,725.2	1,282.8	34
Interest Income (Taxable Equivalent)	1,291.3	1,358.3	(5)
Interest Expense	776.4	934.9	(17)

Net Interest Income (Taxable Equivalent)	514.9	423.4	22
Total Revenue (Taxable Equivalent)	2,240.1	1,706.2	31
Noninterest Expenses
Compensation	592.2	496.1	19
Employee Benefits	120.0	115.3	4
Outside Services	200.1	177.8	13
Equipment and Software Expense	111.1	106.5	4
Occupancy Expense	81.1	80.1	1
Visa Indemnification Charges	(76.1)	—	N/M
Other Operating Expenses	150.2	105.4	42

Total Noninterest Expenses	1,178.6	1,081.2	9
Provision for Credit Losses	30.0	4.0	650
Taxable Equivalent Adjustment	25.3	29.0	(13)

Income before Income Taxes	1,006.2	592.0	70
Provision for Income Taxes	405.4	198.4	104

NET INCOME	$600.8	$393.6	53%

Per Common Share
Net Income
Basic	$2.73	$1.80	52%
Diluted	2.67	1.76	52
Return on Average Common Equity	25.45%	19.73%
Average Common Equity	$4,746.8	$4,021.7	18%
Return on Average Assets	1.73%	1.37%
Common Dividends Declared per Share	$0.56	$0.50	12%
Average Common Shares Outstanding (000s)
Basic	220,462	219,219
Diluted	225,051	223,692
Common Shares Outstanding (EOP)	221,047	220,093

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA

($ In Millions Except Per Share Data)

	SECOND QUARTER 2008	FIRST QUARTER 2008	% Change
Noninterest Income
Trust, Investment and Other Servicing Fees	$645.1	$526.8	22%
Foreign Exchange Trading Income	126.6	113.2	12
Treasury Management Fees	18.4	17.4	6
Security Commissions & Trading Income	20.4	17.8	15
Gain on Visa Share Redemption	—	167.9	N/M
Other Operating Income	34.8	31.8	10
Investment Security Gains, net	—	5.0	N/M

Total Noninterest Income	845.3	879.9	(4)
Interest Income (Taxable Equivalent)	601.6	689.7	(13)
Interest Expense	352.8	423.6	(17)

Net Interest Income (Taxable Equivalent)	248.8	266.1	(7)
Total Revenue (Taxable Equivalent)	1,094.1	1,146.0	(5)
Noninterest Expenses
Compensation	306.0	286.2	7
Employee Benefits	62.7	57.3	9
Outside Services	106.2	93.9	13
Equipment and Software Expense	56.9	54.2	5
Occupancy Expense	39.7	41.4	(4)
Visa Indemnification Charges	—	(76.1)	N/M
Other Operating Expenses	71.8	78.4	(8)

Total Noninterest Expenses	643.3	535.3	20
Provision for Credit Losses	10.0	20.0	(50)
Taxable Equivalent Adjustment	12.7	12.6	1

Income before Income Taxes	428.1	578.1	(26)
Provision for Income Taxes	212.5	192.9	10

NET INCOME	$215.6	$385.2	(44)%

Per Common Share
Net Income
Basic	$0.98	$1.75	(44)%
Diluted	0.96	1.71	(44)
Return on Average Common Equity	17.75%	33.63%
Average Common Equity	$4,886.9	$4,606.7	6%
Return on Average Assets	1.22%	2.28%
Common Dividend Declared per Share	$0.28	$0.28	—%
Average Common Shares Outstanding (000s)
Basic	220,604	220,320
Diluted	225,281	224,820
Common Shares Outstanding (EOP)	221,047	220,136

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)

	JUNE 30
	2008	2007	% Change (*)
Assets
Money Market Assets	$23,806.6	$15,598.8	53%
Securities
U.S. Government	20.2	5.1	294
Government Sponsored Agency and Other	10,868.2	11,709.3	(7)
Municipal	836.6	883.7	(5)
Trading Account	11.7	7.1	65

Total Securities	11,736.7	12,605.2	(7)
Loans and Leases	28,677.9	24,044.9	19

Total Earning Assets	64,221.2	52,248.9	23
Reserve for Credit Losses Assigned to Loans & Leases	(172.5)	(139.3)	24
Cash and Due from Banks	5,651.6	3,519.0	61
Trust Security Settlement Receivables	935.4	515.5	81
Buildings and Equipment, net	493.0	486.1	1
Other Nonearning Assets	3,678.2	2,979.5	23

Total Assets	$74,806.9	$59,609.7	25%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$9,833.2	$9,555.6	3%
Other Time	573.3	630.2	(9)
Non-U.S. Offices - Interest-Bearing	35,863.7	27,450.3	31

Total Interest-Bearing Deposits	46,270.2	37,636.1	23
Short-Term Borrowings	2,856.3	3,935.9	(27)
Senior Notes and Long-Term Debt	3,718.7	3,060.8	21

Total Interest-Related Funds	52,845.2	44,632.8	18
Demand & Other Noninterest-Bearing Deposits	14,004.1	8,225.9	70
Other Liabilities	2,993.5	2,523.8	19

Total Liabilities	69,842.8	55,382.5	26
Common Equity	4,964.1	4,227.2	17

Total Liabilities and Stockholders’ Equity	$74,806.9	$59,609.7	25%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)

	JUNE 30 2008	MARCH 31 2008	% Change
Assets
Money Market Assets	$23,806.6	$30,429.3	(22)%
Securities
U.S. Government	20.2	20.3	N/M
Government Sponsored Agency and Other	10,868.2	10,362.6	5
Municipal	836.6	851.6	(2)
Trading Account	11.7	11.4	3

Total Securities	11,736.7	11,245.9	4
Loans and Leases	28,677.9	26,760.5	7

Total Earning Assets	64,221.2	68,435.7	(6)
Reserve for Credit Losses Assigned to Loans & Leases	(172.5)	(165.4)	4
Cash and Due from Banks	5,651.6	4,061.5	39
Trust Security Settlement Receivables	935.4	552.7	69
Buildings and Equipment, net	493.0	492.8	N/M
Other Nonearning Assets	3,678.2	4,103.0	(10)

Total Assets	$74,806.9	$77,480.3	(3)%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$9,833.2	$10,209.4	(4)%
Other Time	573.3	540.2	6
Non-U.S. Offices - Interest-Bearing	35,863.7	37,262.7	(4)

Total Interest-Bearing Deposits	46,270.2	48,012.3	(4)
Short-Term Borrowings	2,856.3	6,529.0	(56)
Senior Notes and Long-Term Debt	3,718.7	3,618.2	3

Total Interest-Related Funds	52,845.2	58,159.5	(9)
Demand & Other Noninterest-Bearing Deposits	14,004.1	10,380.2	35
Other Liabilities	2,993.5	4,182.2	(28)

Total Liabilities	69,842.8	72,721.9	(4)
Common Equity	4,964.1	4,758.4	4

Total Liabilities and Stockholders’ Equity	$74,806.9	$77,480.3	(3)%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET ($ IN MILLIONS)

	SECOND QUARTER
	2008	2007	% Change (*)
Assets
Money Market Assets	$24,238.5	$17,183.4	41%
Securities
U.S. Government	20.2	389.9	(95)
Government Sponsored Agency and Other	10,901.4	11,868.7	(8)
Municipal	833.9	884.5	(6)
Trading Account	14.7	6.6	124

Total Securities	11,770.2	13,149.7	(10)
Loans and Leases	26,866.2	22,517.9	19

Total Earning Assets	62,874.9	52,851.0	19
Reserve for Credit Losses Assigned to Loans & Leases	(164.7)	(137.8)	20
Nonearning Assets	8,566.4	6,444.9	33

Total Assets	$71,276.6	$59,158.1	20%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$9,795.1	$8,979.6	9%
Other Time	557.3	517.8	8
Non-U.S. Offices - Interest-Bearing	35,892.3	27,762.1	29

Total Interest-Bearing Deposits	46,244.7	37,259.5	24
Short-Term Borrowings	4,682.2	4,746.9	(1)
Senior Notes and Long-Term Debt	3,694.7	3,159.2	17

Total Interest-Related Funds	54,621.6	45,165.6	21
Demand & Other Noninterest-Bearing Deposits	8,998.5	7,059.0	27
Other Liabilities	2,769.6	2,831.5	(2)

Total Liabilities	66,389.7	55,056.1	21
Common Equity	4,886.9	4,102.0	19

Total Liabilities and Stockholders’ Equity	$71,276.6	$59,158.1	20%

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA

($ In Millions Except Per Share Data)

	2008 Quarters		2007 Quarters
	Second	First	Fourth	Third	Second
Net Income Summary
Trust, Investment and Other Servicing Fees	$645.1	$526.8	$547.2	$508.8	$532.7
Other Noninterest Income	200.2	353.1	173.1	151.7	140.7
Net Interest Income (Taxable Equivalent)	248.8	266.1	252.5	232.0	209.0

Total Revenue (Taxable Equivalent)	1,094.1	1,146.0	972.8	892.5	882.4
Provision for Credit Losses	10.0	20.0	8.0	6.0	4.0
Noninterest Expenses	643.3	535.3	782.4	566.6	555.3

Pretax Income (Taxable Equivalent)	440.8	590.7	182.4	319.9	323.1
Taxable Equivalent Adjustment	12.7	12.6	14.7	18.8	13.4
Provision for Income Taxes	212.5	192.9	42.7	92.8	102.8

Net Income	$215.6	$385.2	$125.0	$208.3	$206.9

Per Common Share
Net Income - Basic	$0.98	$1.75	$0.57	$0.95	$0.94
- Diluted	0.96	1.71	0.55	0.93	0.92
Dividend Declared	0.28	0.28	0.28	0.25	0.25
Book Value (EOP)	22.46	21.62	20.44	19.82	19.21
Market Value (EOP)	68.57	66.47	76.58	66.27	64.24

Ratios
Return on Average Common Equity	17.75%	33.63%	11.34%	19.51%	20.23%
Return on Average Assets	1.22	2.28	0.77	1.35	1.40
Net Interest Margin	1.59	1.79	1.79	1.71	1.59

Risk-based Capital Ratios
Tier 1	9.8%	9.6%	9.7%	9.8%	10.0%
Total (Tier 1 + Tier 2)	11.7	11.5	11.9	11.6	12.0
Leverage	6.9	6.9	6.8	7.0	7.0

Assets Under Custody ($ in Billions) - EOP
Corporate	$3,635.7	$3,659.9	$3,802.9	$3,787.6	$3,670.1
Personal	325.9	322.2	332.3	329.2	319.2

Total Assets Under Custody	$3,961.6	$3,982.1	$4,135.2	$4,116.8	$3,989.3

Managed Assets	$751.4	$778.6	$757.2	$761.4	$766.5

Asset Quality ($ in Millions) - EOP
Nonperforming Loans	$30.1	$27.7	$23.2	$23.4	$26.8
Other Real Estate Owned (OREO)	4.3	8.0	6.1	5.9	5.6

Total Nonperforming Assets	$34.4	$35.7	$29.3	$29.3	$32.4

Nonperforming Assets / Loans & OREO	0.12%	0.13%	0.12%	0.12%	0.13%

Gross Charge-offs	$4.9	$2.7	$2.4	$2.6	$2.4
Less: Gross Recoveries & Foreign Translation	0.2	0.3	0.1	0.6	0.1

Net Charge-offs (Recoveries & Translation)	$4.7	$2.4	$2.3	$2.0	$2.3

Net Charge-offs (Annualized) to Average Loans	0.07%	0.04%	0.04%	0.03%	0.04%
Reserve for Credit Losses Assigned to Loans	$172.5	$165.4	$148.1	$143.2	$139.3
Reserve to Nonaccrual Loans	573%	597%	638%	612%	520%
Reserve for Other Credit-Related Exposures	$10.6	$12.4	$12.1	$11.3	$11.2